Exhibit 10.1

FORM OF INDEMNIFICATION AGREEMENT

This Indemnification Agreement (the “Agreement”) is made and entered into this        day of           (the “Effective Date”), by and among Boston Capital Real Estate Investment Trust, Inc., a Maryland corporation (the “Company”), and                  (the “Indemnitee”)

WHEREAS, it is essential that the Company be able to retain and attract as directors the most capable persons available;

WHEREAS, increased corporate litigation has subjected directors to litigation risks and expenses, and there are limitations on the availability of directors liability insurance;

WHEREAS, the Company is organized under the Maryland General Corporation Law (the “MGCL”) and Section 2-418 of the MGCL empowers corporations to indemnify and advance expenses of litigation to a person serving as a director, officer, employee or agent of a corporation and to persons serving at the request of the corporation, while a director or officer of a corporation, as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, and further provides that the indemnification and advancement of expenses set forth in said section, are not “exclusive of any other rights, by indemnification or otherwise, to which a director may be entitled under the charter, the bylaws, a resolution of stockholders or directors, an agreement or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office”;

WHEREAS, the Company’s charter (the “Charter”) provides that the Company shall indemnify its directors, advisors or affiliates, as such terms are defined in the Charter and permit it to make other indemnification arrangements and agreements;

WHEREAS, the Board of Directors of the Company has concluded that it is reasonable and prudent for the Company contractually to obligate itself to indemnify in a reasonable and adequate manner the Indemnitee and to assume for itself maximum liability for expenses and damages in connection with claims brought against Indemnitee for Indemnitee’s decisions and actions as a director of the Company and any of its subsidiaries or affiliates (collectively, “Affiliates”);

NOW, THEREFORE, in consideration of the promises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

1.             Definitions.

(a)           “Change in Control” means a change in control of the Company occurring after the Effective Date of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended (the “Act”), whether or not the Company is then subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred if after the Effective Date (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 15% or more of the combined voting power of the Company’s then outstanding securities without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such person attaining such percentage interest; (ii) there occurs a proxy contest, or the Company is a party to a merger, consolidation, sale of assets, plan of liquidation or other reorganization not approved by at least two-thirds of the members of the Board of Directors then in office, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (iii) during any period of two consecutive years, other than as a result of an event described in clause (a)(ii) of this Section 1, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

(b)           “Corporate Status” describes the status of a person who is serving or has served (i) as a director of the Company, (ii) in any capacity with respect to any employee benefit plan of the Company, or (iii) as a director, partner, trustee, officer, employee, agent, member or manager of any other Entity at the request of the Company.  For purposes of subsection (iii) of this Section 1(a), if Indemnitee is serving or has served as a director, partner, trustee, officer, employee or agent of a Subsidiary, Indemnitee shall be deemed to be serving at the request of the Company.

(c)           “Disinterested Director” shall mean a director of the Company who neither is nor was a party to the Proceeding in respect of which indemnification is being sought by the Indemnitee.

(d)           “Entity” shall mean any corporation, partnership, limited liability company, joint venture, trust, foundation, association, organization or other legal entity.

(e)           “Expenses” shall mean all fees, costs and expenses incurred by Indemnitee in connection with any Proceeding (as defined below), including, without limitation, attorneys’ fees, disbursements and retainers (including, without limitation, any such fees, disbursements and retainers incurred by Indemnitee pursuant to Sections 6 and 11(c) of this Agreement), fees and disbursements of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), court costs, transcript costs, fees of experts, travel expenses, duplicating, printing and binding costs, telephone and fax transmission charges, postage, delivery services, secretarial services, and other disbursements and expenses.

(f)            “Good Faith Act or Omission” shall mean an act or omission of the Indemnitee other than (i) if the Indemnitee is not an Independent Director (as defined in the Charter), one involving negligence or misconduct, or, if the Indemnitee is an Independent Director, one involving gross negligence or willful misconduct; (ii) one that was material to the loss or liability and that was committed in bad faith or that was the result of active or deliberate dishonesty; (iii) one from which the Indemnitee actually received an improper personal benefit in money, property or services; or (iv) in the case of a criminal Proceeding, one as to which the Indemnitee had cause to believe his conduct was unlawful.

(g)           “Indemnifiable Expenses,” “Indemnifiable Liabilities” and “Indemnifiable Amounts” shall have the meanings ascribed to those terms in Section 4(b) below.

(h)           “Independent Counsel” shall mean a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither is, nor in the past five years has been, retained to represent:  (i) the Company or Indemnitee in any matter material to either such party, or (ii) any other party to or witness in the Proceeding giving rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.  If a Change of Control has not occurred, Independent Counsel shall be selected by the Board of Directors, with the approval of Indemnitee, which approval will not be unreasonably withheld.  If a Change of Control has occurred, Independent Counsel shall be selected by Indemnitee, with the approval of the Board of Directors, which approval will not be unreasonably withheld.

(i)            “Liabilities” shall mean judgments, damages, liabilities, losses, penalties, excise taxes, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties or amounts paid in settlement) in connection with the investigation, defense, settlement or appeal of any Proceeding or any claim, issue or matter therein.

(j)            “Proceeding” shall mean any threatened, pending or completed claim, action, suit, arbitration, alternate dispute resolution process, inquiry, subpoena, investigation, administrative hearing, appeal, or any other proceeding, whether civil, criminal, administrative, arbitrative or investigative, in each case whether formal or informal, including a proceeding initiated by Indemnitee pursuant to Section 6 of this Agreement to enforce Indemnitee’s rights hereunder.

(k)           “Subsidiary” shall mean any corporation, partnership, limited liability company, joint venture, trust or other Entity of which the Company owns (either directly or through or together with another Subsidiary of the Company) either (i) a general partner, managing member or other similar interest or (ii) (A) 50% or more of the voting power of the voting capital equity interests of such corporation, partnership, limited liability company, joint venture, trust or other Entity, or (B) 50% or more of the outstanding voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture, trust  or other Entity.

2.             Termination of Agreement.  This Agreement shall continue until, and terminate upon the later to occur of (i) ten years after the Indemnitee ceases to hold Indemnitee’s Corporate Status; or (ii) the final termination of all Proceedings (including possible Proceedings) in respect of which the Indemnitee is granted rights of indemnification or advancement of expenses hereunder and of any proceeding commenced by the Indemnitee regarding the interpretation or enforcement of this Agreement.

3.             Services of Indemnitee.  In consideration of the Company’s covenants and commitments hereunder, Indemnitee agrees to serve as a director of the Company.  However, this Agreement shall not impose any obligation on Indemnitee or the Company to continue Indemnitee’s service to the Company.

4.             Agreement to Indemnify.  The Company agrees to indemnify Indemnitee as follows:

(a)           General.  The Company shall indemnify Indemnitee, and advance Indemnifiable Expenses to, Indemnitee (a) as specifically provided in this Agreement, (b) as specifically provided in the Charter and (c) otherwise to the fullest extent permitted by Maryland law in effect on the date hereof and as amended from time to time; provided, however, that no change in Maryland law shall have the effect of reducing the benefits available to Indemnitee hereunder based on Maryland law as in effect on the date hereof.  The rights of Indemnitee provided in this Section shall include, but shall not be limited to, the rights set forth in the other Sections of this Agreement, including any additional indemnification permitted by Section 2-418(g) of the MGCL.

(b)           Proceedings Other Than By or In the Right of the Company.  If Indemnitee was or is a party or is threatened to be made a party to any Proceeding or was or is a witness or is threatened to be made a witness in any Proceeding (other than an action by or in the right of the Company or any Affiliate), in each case by reason of Indemnitee’s Corporate Status, or by reason of alleged action or inaction by Indemnitee in any such capacity, Indemnitee shall be indemnified by the Company against all Expenses and Liabilities incurred or paid by Indemnitee in connection with such Proceeding (referred to herein as “Indemnifiable Expenses” and “Indemnifiable Liabilities,” respectively, and collectively as “Indemnifiable Amounts”) if the act(s) or omission(s) of the Indemnitee giving rise to the Proceeding were Good Faith Act(s) or Omission(s).

(c)           Proceedings By or In the Right of the Company.  If Indemnitee was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Company or any Affiliate by reason of Indemnitee’s Corporate Status, or by reason of alleged action or inaction by Indemnitee in any such capacity, Indemnitee shall be indemnified by the Company against all Indemnifiable Expenses and amounts paid in settlement if the act(s) or omission(s) of the Indemnitee giving rise to the Proceeding were Good Faith Act(s) or Omission(s).

(d)           Court-Ordered Indemnification.  Notwithstanding any other provision of this Agreement, a court of appropriate jurisdiction, upon application of Indemnitee and such notice as the court shall require, may order indemnification in the following circumstances:

(i)                                     if it determines Indemnitee is entitled to reimbursement under Section 2-418(d)(1) of the MGCL, the court shall order indemnification, in which case Indemnitee shall be entitled to recover the expenses of securing such reimbursement; or

(ii)                                  if it determines that Indemnitee is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not Indemnitee (x) has met the standards of conduct set forth in Section 2-418(b) of the MGCL or (y) has been adjudged liable for receipt of an improper personal benefit under Section 2-418(c) of the MGCL, the court may order such indemnification as the court shall deem proper.  However, indemnification with respect to any Proceeding by or in the right of the Company or in which liability shall have been adjudged in the circumstances described in

Section 2-418(c) of the MGCL shall be limited to Expenses actually and reasonably incurred by him or on his behalf in connection with a Proceeding.

(e)           Conclusive Presumption Regarding Standard of Conduct.  In making any determination required to be made under Maryland law with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee submitted a request therefor in accordance with Section 6 of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons, entity, regulatory authority or court of any determination contrary to that presumption.

5.             Exceptions to Indemnification.

(a)          Securities Proceedings.   If such claim, issue or matter relates to an alleged violation of federal or state securities law by the Indemnitee, Indemnitee shall not be entitled to payment of Indemnifiable Expenses, or amounts paid in settlement, hereunder with respect to such claim, issue or matter, unless (A) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to Indemnitee, (B) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to Indemnitee; or (C) a court of competent jurisdiction approves a settlement of the claims against Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

(b)           Insurance Proceeds.  To the extent payment is actually made to the Indemnitee under a valid and collectible insurance policy in respect of Indemnifiable Amounts in connection with such specific claim, issue or matter, Indemnitee shall not be entitled to payment of Indemnifiable Amounts hereunder except in respect of any excess beyond the amount of payment under such insurance.

6.             Procedure for Payment of Indemnifiable Amounts.

(a)           Procedure for Payment. To obtain indemnification for Liabilities under this Agreement, the Indemnitee shall submit to the Company a written request for payment, specifying the Indemnifiable Amounts for which Indemnitee seeks payment under Section 4 of this Agreement and including with such request such documentation as is reasonably available to the Indemnitee and reasonably necessary to determine whether, and to what extent, the Indemnitee is entitled to indemnification and payment hereunder. The Secretary of the Company, or such other person as shall be designated by the Board of Directors, promptly upon receipt of a request for indemnification shall advise the Board of Directors, in writing, of such request. Any indemnification payment due hereunder shall be paid by the Company no later than five (5) business days following the determination, pursuant to this Section 6, that such indemnification payment is proper hereunder.

(b)           No Determination Necessary when the Indemnitee was Successful. To the extent the Indemnitee has been successful, on the merits or otherwise, in defense of any Proceeding referred to in Sections 4(b) and 4(c) above or in the defense of any claim, issue or matter described therein, the Company shall indemnify the Indemnitee against Indemnifiable Expenses actually and reasonably incurred by or for Indemnitee in connection with the investigation, defense or appeal of such Proceeding.

(c)           Determination of Good Faith Act or Omission. In the event that Section 6(b) is inapplicable, the Company also shall hold harmless and indemnify the Indemnitee unless the Company shall prove by clear and convincing evidence to a forum listed in Section 6(d) below that the act(s) or omission(s) of the Indemnitee giving rise to the Proceeding were not Good Faith Act(s) or Omission(s).

(d)           Determination of Entitlement to Indemnification.  Upon written request by Indemnitee for indemnification pursuant to Section 6(a) hereof, a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall promptly be made in the specific case: (i) if a Change in Control shall have occurred, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee; or (ii) if a Change of Control shall not have occurred, (A) by the Board of Directors (or a duly authorized committee thereof) by a majority vote of a quorum consisting of Disinterested Directors, or (B) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee, or (C) if so directed by a majority of the members of the Board of Directors, by the stockholders of the Company.

(e)           Remedies for Indemnitee; Right to Appeal.  (a) If (i) a determination is made pursuant to Section 6 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advance of Expenses is not timely made pursuant to Section 9 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 6(d) of this Agreement within 90 days after receipt by the Company of the request for indemnification, or (iv) payment of indemnification is not made within ten days after a determination has been made that Indemnitee is entitled to indemnification, Indemnitee shall be entitled to an adjudication in an appropriate court located in  the State of Maryland, or in any other court of competent jurisdiction, of his entitlement to such indemnification or advance of Expenses.  Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the commercial Arbitration Rules of the American Arbitration Association.  Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 6(e); provided, however, that the foregoing clause shall not apply to a proceeding brought by Indemnitee to enforce his rights under Section 7 of this Agreement.

(f)            Expenses under this Agreement. Notwithstanding any other provision in this Agreement to the contrary, the Company shall indemnify the Indemnitee against all Expenses incurred by the Indemnitee in connection with any hearing or proceeding under this Section 6 involving the Indemnitee and against all Expenses incurred by the Indemnitee in connection with any other action between the Company and the Indemnitee involving the interpretation or enforcement of the rights of the Indemnitee under this Agreement, if it is ultimately determined that the Indemnitee is entitled to indemnification or advancement of expenses in whole or in part hereunder.

7.             Indemnification for Expenses of a Party Who is Wholly or Partly Successful.  Notwithstanding any other provision of this Agreement, and without limiting any such provision, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, Indemnitee shall be indemnified against all Expenses and Liabilities reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.  If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter.  For purposes of this Agreement, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, by reason of settlement, judgment, order or otherwise, shall be deemed to be a successful result as to such claim, issue or matter, so long as there has been no finding that the act(s) or omissions of the Indemnitee giving rise to such Proceeding were not a Good Faith Act(s) or Omission(s).

8.             Effect of Certain Resolutions.

(a)           Effect of Other Proceedings.  The termination of any Proceeding by judgment, order, settlement, conviction, a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, does not create a presumption that Indemnitee did not meet the requisite standard of conduct described herein for indemnification.

(b)           Reliance as Safe Harbor.  For purposes of any determination of whether any act or omission of the Indemnitee was a Good Faith Act or Omission, each act of the Indemnitee shall be deemed to be a Good Faith Act or Omission if the Indemnitee’s action is based upon reasonable reliance on the records or books of accounts of the Company, including financial statements, or on information supplied to the Indemnitee by the officers of the Company in the course of their duties, or on the advice of legal counsel for the Company or on information or records given or reports made to the Company by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company, provided that Indemnitee had no reason to believe the reliance was unwarranted.  The provisions of this Section 8(b) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement or under applicable law.

(c)           Actions of Others.  The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Company shall not be imputed to the Indemnitee for purposes of determining the right to indemnification under this Agreement.

9.             Agreement to Advance Expenses; Undertaking.  Notwithstanding any provision to the contrary in Section 6 hereof, the Company shall pay to Indemnitee all Indemnifiable Expenses incurred by Indemnitee in connection with any Proceeding, including a Proceeding by or in the right of the Company, in advance of the final disposition of such Proceeding, if (i) the Proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Company, (ii) the Proceeding was initiated by a third party who is not a stockholder of the Company acting in his capacity as such, (iii) a court of competent jurisdiction approves the advance of Indemnifiable Expenses, (iv) the Indemnitee furnishes the Company with a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Company has been met (v) the Indemnitee furnishes a written agreement (the “Undertaking”) by or on behalf of the Indemnitee to repay the amount of such Indemnifiable Expenses, together with the applicable legal rate of interest thereon, advanced to Indemnitee if it is finally determined by a court of competent jurisdiction that Indemnitee is not entitled under this Agreement to indemnification with respect to such Indemnifiable Expenses.  The Indemnitee shall be required to execute and submit the Undertaking to repay Expenses advanced in the form of Exhibit A attached hereto or in such form as may be required under applicable law as in effect at the time of execution thereof.

10.          Procedure for Advance Payment of Expenses.  Indemnitee shall submit to the Company a written request or requests specifying the Indemnifiable Expenses for which Indemnitee seeks an advancement under Section 9 of this Agreement, together with documentation evidencing that Indemnitee has incurred such Indemnifiable Expenses.  Payment of Indemnifiable Expenses under Section 9 shall be made no later than five (5) business days after the Company’s receipt of such request and the affirmation and undertaking required by Section 9.

11.          Defense of the Underlying Proceeding.

(a)           Notice/Cooperation by Indemnitee.  Indemnitee agrees to notify the Company promptly upon being served with any summons, citation, subpoena, request for information or documents, complaint, indictment, information, or other document relating to any Proceeding which may result in the payment of Indemnifiable Amounts or the advancement of Indemnifiable Expenses hereunder; provided, however, that the failure to give any such notice shall not disqualify Indemnitee from the right, or otherwise affect in any manner any right of Indemnitee, to receive payments of Indemnifiable Amounts or advancements of Indemnifiable Expenses unless the Company’s ability to defend in such

Proceeding is materially and adversely prejudiced thereby.  Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power.

(b)           Defense by Company.  Subject to the provisions of the last sentence of this Section 11(b) and of Section 11(c) below, the Company shall have the right to defend Indemnitee in any Proceeding which may give rise to the payment of Indemnifiable Amounts hereunder with counsel approved by Indemnitee, which approval shall not be unreasonably withheld, provided, however that the Company shall notify Indemnitee of any such decision to defend within ten (10) calendar days of receipt of notice of any such Proceeding under Section 11(a) above.  The Company shall not, without the prior written consent of Indemnitee, consent to the entry of any judgment against Indemnitee or enter into any settlement or compromise which (i) includes an admission or finding of fault of Indemnitee or (ii) does not include, as an unconditional term thereof, the full release of Indemnitee from all liability in respect of such Proceeding, which release shall be in form and substance reasonably satisfactory to Indemnitee.  This Section 11(b) shall not apply to a Proceeding brought by Indemnitee under Section 6 above or pursuant to Section 19 below.

(c)           Indemnitee’s Right to Counsel.  Notwithstanding the provisions of Section 11(b) above, if in a Proceeding to which Indemnitee is a party by reason of Indemnitee’s Corporate Status, (i) Indemnitee reasonably concludes that he or she may have separate defenses or counterclaims to assert with respect to any issue which may not be consistent with the position of other defendants in such Proceeding, (ii) a conflict of interest or potential conflict of interest exists between Indemnitee and the Company, or between Indemnitee and another director or officer of the Company who is defended by the Company with the same counsel as counsel representing Indemnitee or (iii) if the Company fails to assume the defense of such proceeding in a timely manner, Indemnitee shall be entitled to be represented by separate legal counsel of Indemnitee’s choice at the expense of the Company.  In addition, if the Company fails to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any action, suit or proceeding to deny or to recover from Indemnitee the benefits intended to be provided to Indemnitee hereunder, Indemnitee shall have the right to retain counsel of Indemnitee’s choice, at the expense of the Company, to represent Indemnitee in connection with any such matter.

12.          Representations and Warranties of the Company.  The Company hereby represents and warrants to Indemnitee as follows:

(a)           Authority.  The Company has all necessary power and authority to enter into, and be bound by the terms of, this Agreement, and the execution, delivery and performance of the undertakings contemplated by this Agreement have been duly authorized by the Company.

(b)           Enforceability.  This Agreement, when executed and delivered by the Company in accordance with the provisions hereof, shall be a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors’ rights generally.

13.          Insurance.  The Company shall, from time to time, make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with a reputable insurance company providing the Indemnitee with coverage for losses from wrongful acts.  For so long as Indemnitee shall remain a director of the Company and with respect to any such prior service, in all policies of director and officer liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s officers and directors.  Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, or if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit. The Company shall promptly notify Indemnitee of any good faith determination not to provide such coverage.

14.          Contract Rights Not Exclusive.  The rights to payment of Indemnifiable Amounts and advancement of Indemnifiable Expenses provided by this Agreement shall be in addition to, but not exclusive of, any other rights which Indemnitee may have at any time under applicable law, the Company’s Charter or Bylaws, as amended, or any other agreement, vote of stockholders or directors (or a committee of directors), or otherwise, both as to action in Indemnitee’s official capacity and as to action in any other capacity as a result of Indemnitee’s serving as a director of the Company.

15.          Successors.  This Agreement shall be (a) binding upon all successors and assigns of the Company (including any transferee of all or a substantial portion of the business, stock and/or assets of the Company and any direct or indirect successor by merger or consolidation or otherwise by operation of law) and (b) binding on and shall inure to the benefit of the heirs, personal representatives, executors and administrators of Indemnitee.  This Agreement shall continue for the benefit of Indemnitee and such heirs, personal representatives, executors and administrators after Indemnitee has ceased to have Corporate Status.

16.          Subrogation.  In the event of any payment of Indemnifiable Amounts under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of contribution or recovery of Indemnitee against other persons, and Indemnitee shall take, at the request of the Company, all reasonable action necessary to secure such rights, including the execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

17.          Change in Law.  To the extent that a change in Maryland law or other applicable law or regulation  (whether by statute or judicial decision) shall permit broader indemnification or advancement of expenses than is provided under the terms of the Charter or Bylaws of the Company, each as amended, and this Agreement, Indemnitee shall be entitled to such broader indemnification and advancements, and this Agreement shall be deemed to be amended to such extent.

18.          Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement, or any clause thereof, shall be determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, in whole or in part, such provision or clause shall be limited or modified in its application to the minimum extent necessary to make such provision or clause valid, legal and enforceable, and the remaining provisions and clauses of this Agreement shall remain fully enforceable and binding on the parties.

19.          Indemnitee as Plaintiff.  Except as provided in the next sentence, Indemnitee shall not be entitled to payment of Indemnifiable Amounts or advancement of Indemnifiable Expenses with respect to any Proceeding brought by Indemnitee against the Company, any Entity which it controls, any director or officer thereof, or any third party, unless (a) the Proceeding is brought to enforce indemnification under this Agreement  and Indemnitee has been successful on the merits or otherwise or (b) the Company’s Bylaws, as amended, the Charter, a resolution of the Company’s board of directors or an agreement approved by the Company’s board of directors to which the Company is party expressly provide otherwise. This Section shall not apply to affirmative defenses asserted by Indemnitee in an action brought against Indemnitee.

20.          Modifications and Waiver.  Except as provided in Section 17 above with respect to changes in applicable law which broaden the right of Indemnitee to be indemnified by the Company, no supplement, modification or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement (whether or not similar), nor shall such waiver constitute a continuing waiver.

21.          General Notices.  All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered by hand, (b) when transmitted by facsimile and receipt is acknowledged, or (c) if mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

(i)            If to Indemnitee, to:

(ii)           If to the Company, to:

Boston Capital Real Estate Investment Trust, Inc.

c/o Boston Capital Corporation

One Boston Place, Suite 2100

Boston, MA 02108-4406

Attn:  General Counsel

With a Copy to:

Goodwin Procter LLP

One Exchange Place

Boston, MA 02109

Attn: Gilbert G. Menna, Esq.

or to such other address as may have been furnished in the same manner by any party to the others.

22.          Governing Law; Consent to Jurisdiction; Service of Process.  This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland without regard to its rules of conflict of laws.

 [signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INDEMNITEE

BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

By:
Name:
Title:

EXHIBIT A

FORM OF UNDERTAKING TO REPAY EXPENSES ADVANCED

The Board of Directors of  Boston Capital Real Estate Investment Trust, Inc.

Re:  Undertaking to Repay Expenses Advanced

Ladies and Gentlemen:

This undertaking is being provided pursuant to that certain Indemnification Agreement dated the         day of                       , by and among Boston Capital Real Estate Investment Trust, Inc. and the undersigned Indemnitee (the “Indemnification Agreement”),  pursuant to which I am entitled to advancement of expenses in connection with  [Description of Proceeding] (the  “Proceeding”).  Terms used herein and not otherwise defined shall  have the meanings specified in the Indemnification Agreement.

         I am subject to the Proceeding by reason of my Corporate Status or by reason of alleged actions or omissions by me in such capacity.  During the period of time to which the Proceeding relates I was                                  [name of office(s) held] of Boston Capital Real Estate Investment Trust, Inc.  Pursuant to Section 4 of the Indemnification Agreement, the Company is obligated to reimburse me for Indemnifiable Expenses that are actually and reasonably incurred by or for me in connection with the Proceeding, provided that I execute and submit to the Company an Undertaking in which I (i) undertake to repay any Expenses paid by the Company on my behalf, together with the applicable legal rate of interest  thereon, if it shall be ultimately determined that I am not entitled to be indemnified thereby against such Expenses; (ii) affirm my good faith belief that I have met the standard of conduct necessary for indemnification; and (iii) reasonably evidence the Expenses incurred by or for me.

[Description of expenses incurred by or for Indemnitee]

This letter shall constitute my undertaking to repay to the Company any Expenses paid by it on my behalf, together with the applicable legal rate of interest thereon, in connection with the Proceeding if it is ultimately determined that I am not  entitled to be indemnified with respect to such expenses as set forth above.  I hereby affirm my good faith belief that I have (1) acted in good faith and honestly, [and] (2) did not receive any improper personal benefit in money, property or services [and (3) in the case of any criminal proceeding, had no reasonable cause to believe that any act or omission by me was unlawful.]

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